Exhibit 5

                   Letterhead of William J. Calisle, Jr. Esq.
                       Rockwell International Corporation
                           777 East Wisconsin Avenue
                                   Suite 1400
                              Milwaukee, WI 53202





April 14, 2000


Rockwell International Corporation
777 East Wisconsin Avenue
Suite 1400
Milwaukee, WI 53202

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of Rockwell International Corporation, a Delaware corporation (the "Company"), and am delivering this opinion in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") registering under the Securities Act of 1933, as amended, $25,000,000 of the Company's deferred compensation obligations (the "Deferred Compensation Obligations") payable pursuant to the Rockwell International Corporation Deferred Compensation Plan (the "Plan").

I have examined such documents, records and matters of law as I have deemed necessary as a basis for the opinion hereinafter expressed. On the basis of the foregoing, and having regard for legal considerations that I deem relevant, I am of the opinion that the Deferred Compensation Obligations will be, when created in accordance with the terms of the Plan, valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

I express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware (as well as the applicable provisions of the Delaware Constitution and applicable reported judicial decisions) and the Federal laws of the United States.


Very truly yours,

/s/ William J. Calise, Jr.